Exhibit 10.128

FEDERATED HERMES, INC.

ANNUAL INCENTIVE PLAN

Approved by Shareholders April 24, 2002
Amended as of May 13, 2002
Amended as of July 23, 2002
Amended as of February 5, 2004
Amended as of January 25, 2007
Approved by Shareholders April 26, 2012
Approved by Shareholders April 27, 2017
Amended as of February 22, 2019
Amended as of January 31, 2020

ARTICLE I -GENERAL PROVISIONS
1.1    Purpose
The purpose of the Federated Hermes, Inc. Annual Incentive Plan (the "Plan") is to advance the success of Federated Hermes, Inc. and to thereby increase shareholder value by promoting the attainment of significant business objectives by the Company and basing a portion of the annual compensation of selected officers on the attainment of such objectives. The Plan is designed to: (i) further align the interests of Participants with the interests of the Company's shareholders, (ii) reward Participants for creating shareholder value as measured by objectively determinable performance goals, and (iii) assist in the attraction and retention of employees vital to the Company's long-term success.
1.2    Definitions
For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)	"Board" means the Board of Directors of the Company.

(b)	"Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(c)
"Company," means Federated Hermes, Inc. and solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the calculation of any Performance Goal or establishment of any Performance Measure, any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the Plan. For purposes of this Plan, the term "Company" shall also include any successor to Federated Hermes, Inc.

(d)	"Committee" means the Compensation Committee of the Board, or such other committee as is appointed or designated by the Board to administer the Plan, in each case which shall be comprised solely of two or more "outside directors" (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).

(e)	"Common Stock" means the Company's Class B Common Stock, no par value per share.

(f)
"Fair Market Value" means, on any date, the closing sale price of one share of Common Stock, as reported on the New York Stock Exchange or any national securities exchange on which the Common Stock is then listed or on the NASDAQ Stock Market's National Market ("NNM") if the Common Stock is then quoted thereon, as published in the Wall Street Journal or another newspaper of general circulation, as of such date or, if there were no sales reported as of such date, as of the last date preceding such date as of which a sale was reported. In the event that the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, Fair Market Value shall be the closing bid price as reported by the NASDAQ Stock Market or The NASDAQ Small Cap Market (if applicable), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported. In the event that the Common Stock is not listed on the New York Stock Exchange, a national securities exchange or NNM, and is not listed for quotation on The NASDAQ Stock Market or The NASDAQ Small Cap Market, Fair Market Value shall be determined in good faith by the Committee in its sole discretion, and for this purpose the Committee shall be entitled to rely on the opinion of a qualified appraisal firm with respect to such Fair Market Value, but the Committee shall in no event be obligated to obtain such an opinion in order to determine Fair Market Value.

(g)
"Forfeit" means the loss by a Participant of any and all rights to an award granted under the Plan, including the loss of any opportunity to earn compensation, or the loss of any payment of compensation by the Company under the Plan or any award granted thereunder.

(h)
"Operating Profits" means for the applicable Performance Period, the Company's total revenue less distributions to minority interests and less total expenses (excluding amortization of intangible assets, impairment losses and debt expenses, including, without limitation, interest and loan fees) as reflected in the Company's audited or unaudited financial statements as filed with the Securities and Exchange Commission.

(i)
"Participant" means any person: (1) who has satisfied the eligibility requirements set forth in Section 1.4; (2) to whom an award has been made under the Plan; and (3) whose award remains outstanding under the Plan.

(j)	"Performance Goal" means, in relation to any Performance Period, the level of performance that must be achieved with respect to a Performance Measure.

(k)
"Performance Measures" means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (i) revenues; (ii) operating income; (iii) net income; (iv) earnings per share; (v) operating expenses; (vi) assets under management; (vii) product sales or market share; (viii) the performance of the Common Stock; (ix) the investment performance of Company products; (x) Operating Profits; (xi) identification of business opportunities; (xii) product completion; and (xiii) satisfaction of operational and/or management performance objectives including completion and/or integration of acquisitions, dispositions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.
To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder and unless otherwise determined by the Committee at the time the Performance Goals are established, the Committee, in applying the Performance Goals, shall exclude the effect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles.

(l)
"Performance Period" means, in relation to any award, the calendar year, or other period of 12 months or less for which a Participant's performance is being calculated with each such period constituting a separate Performance Period.

1.3    Administration
(a)     The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall, among other things, have full authority and discretion to determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Goal(s) and Performance Measure(s) to be utilized) and determine whether the Performance Goals applicable to any Performance Measures for any award have been achieved. The Committee’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Committee, in its sole and absolute discretion, considers necessary, appropriate or desirable. The Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award. All determinations by the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.
(b)    Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. The Committee may, with respect to Participants whom the Committee determines are not likely to be subject to Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company's Chairman, President or Chief Executive Officer as it deems appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.
(c)    Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A, the regulations issued thereunder or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.
1.4    Eligibility and Participation
Participation in the Plan shall be limited to officers (who may also be members of the Board) who are determined by the Committee to be eligible for participation in the Plan and, unless otherwise determined by the Committee, the Chairman of the Board, the Chief Executive Officer and any executive who is a member of the Board or is designated as a member of the Chief Executive Officer's senior staff shall be eligible to participate in the Plan.
ARTICLE II -    AWARD TERMS
2.1    Granting of Awards
The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant may earn compensation. The amount of a Participant’s award may be based on such methods as may be established by the Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the Performance Goals to be achieved. To the extent a maximum award amount is required under the Code, including without limitation Section 162(m), the maximum amount of an award that may be earned under the Plan by any Participant for any Performance Period shall not exceed USD $6,000,000 (it being understood that, as of February 22, 2019, no maximum award amount is required).
2.2    Establishment of Performance Goals
With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the Company's achievement of one or more Performance Goals with respect to the Performance Measure(s) established by the Committee. No later than ninety (90) days after the beginning of the applicable Performance

Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Plan to each Participant if the Performance Goals established by the Committee are attained; provided, however, that for a Performance Period of less than one year, the Performance Measure must be established prior to the lapse of 25% of the Performance Period. In addition to establishing a minimum performance level below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than a target award may be paid so long as the Performance Goals have been exceeded.
2.3    Other Award Terms
The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant's performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company's industry; (iii) the Company's financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.
2.4    Certification of Achievement of Performance Goals
The Committee shall, prior to any payment under the Plan, certify in writing the extent, if any, that the Performance Goal(s) and any other material terms have been achieved. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.
2.5    Distribution of Awards
Awards shall be paid as promptly as practicable (but in no event later than 2½ months after the close of the fiscal year in which the Performance Period ends) after the Committee has certified in writing the extent to which the applicable Performance Goals and any other material terms have been achieved. Notwithstanding the foregoing, the Committee may, in its sole discretion: (i) determine whether, to what extent, and under what additional circumstances amounts payable with respect to an award under the Plan shall be deferred either automatically, at the election of the Participant, or by the Committee; (ii) permit a Participant to elect to receive, in lieu of receiving cash, all or a portion of the total award value in the form of Common Stock, restricted Common Stock, non-qualified stock options to purchase Common Stock, or such other stock-based award as maybe authorized by the Committee; and (iii) satisfy the payment of all or a portion of the total award value in the form of Common Stock, restricted Common Stock, non-qualified stock options to purchase Common Stock, or such other stock-based award as may be authorized by the Committee. Any stock-based award granted as payment of an award shall be granted pursuant to the Federated Hermes, Inc. Stock Incentive Plan or any successor thereto; provided, however, that any non-qualified stock option to purchase Common Stock shall have an exercise price equal to the Fair Market Value of the Common Stock on the date of grant. The number of stock options to be granted shall be determined by the Committee and shall be based upon the value of the options as determined under the Black-Scholes option-pricing model or such other option valuation model or calculation that the Committee, in its sole discretion, shall determine is appropriate. The number of any other stock-based awards to be granted shall be determined by such methods or procedures as the Committee, in its sole discretion, shall determine is appropriate.
2.6    Termination of Employment
Unless otherwise determined by the Committee, Participants who have terminated employment with the Company for any reason prior to the actual payment of an award, shall Forfeit any and all rights to payment under any awards then outstanding under the terms of the Plan and the award. Because such a Participant will not be employed on the payment date, such Participant shall not have earned the award or fulfilled a condition precedent to the receipt of the award.
ARTICLE III -    OTHER PROVISIONS
3.1    Withholding Taxes
Whenever the Company is required to satisfy income or employment tax withholding requirements with respect to an award under the Plan, the Company shall have the right to withhold from the payment of any such award, or require the Participant to remit to the Company prior to or contemporaneous with the payment of any such award, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto and such other deductions as may be authorized by the Participant or as required by applicable law.
3.2    Adjustments
Awards may be adjusted by the Committee in the manner and to the extent it determines to be appropriate to reflect stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, reclassifications or other relevant changes in capitalization occurring after the date of the award; provided, however, that the Committee may not make any such adjustment with respect to any award to an individual who is then a "covered employee" as such term is defined in Regulation 1.162-27(c)(2) promulgated under Section 162(m) of the Code, or any successor provision , if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m).
3.3    No Right to Employment

Nothing contained in the Plan or in any award shall confer upon any Participant any right with respect to continued employment with the Company or its subsidiaries or affiliates, nor interfere in any way with the right of the Company or its subsidiaries or affiliates to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant's employment for any reason.
3.4    Nontransferability
A Participant's rights under the Plan, including the right to amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution.
3.5    Unfunded Plan
The Plan is not funded and all awards payable hereunder shall be paid from the general assets of the Company. No provision contained in this Plan and no action taken pursuant to the provisions of this Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
3.6    Foreign Jurisdictions
The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.
3.7    Other Compensation Plans
Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for employees of the Company, including arrangements that are not intended to comply with Section 162(m) of the Code.
3.8    Governing Law
The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of law provisions.

ARTICLE IV -    AMENDMENT AND TERMINATION
The Board of Directors may modify, amend, or terminate the Plan at any time; provided, however, that no such modification, amendment or termination shall, without the consent of the Participant, materially adversely affect the rights of such Participant to any payment that has been determined by the Committee to be due and owing to the Participant under the Plan but not yet paid.
Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the Plan with Section 409A or Section 162(m) of the Code or the regulations promulgated thereunder regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan.
ARTICLE V -    EFFECTIVE DATE
The Plan, as amended, shall become effective immediately upon the approval and adoption thereof by the Board; provided, however, that no award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code shall be payable prior to approval of the Plan's material terms by the Company's shareholders.